UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 23, 2005



                               SILGAN HOLDINGS INC.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                    000-22117                06-1269834
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 (State or Other Jurisdiction         (Commission             (IRS Employer
       of Incorporation)              File Number)          Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                Section 1--Registrant's Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On February 23, 2005, the Compensation Committee of the Board of Directors of Silgan Holdings Inc., or the Company, awarded annual cash bonuses pursuant to the Company's Senior Executive Performance Plan, or the Plan, for the 2004 fiscal year. The Compensation Committee certified the award of the maximum amount of cash bonuses for 2004 under the Plan because the maximum Performance Goal Target (as defined in the Plan) for the 2004 fiscal year, as previously set by the Compensation Committee in early 2004, had been met. The Performance Goal for 2004 was the Company's EBITDA (as defined in the Plan) and the maximum amount of the Performance Goal Target for 2004 was the Company's EBITDA from the prior year. Accordingly, as required pursuant to the Plan, each of R. Philip Silver and D. Greg Horrigan, Co-Chairmen of the Board and Co-Chief Executive Officers of the Company, were awarded cash bonuses of $1,669,692 as a result of the maximum Performance Goal Target for 2004 having been met.

The Compensation Committee also confirmed the payment of a cash bonus for 2004 to Anthony J. Allott, President of the Company as required pursuant to the terms of his employment agreement of $157,254, the maximum amount that could be paid for 2004, as a result of the maximum Performance Goal Target for 2004 under the Plan having been met.

Additionally, pursuant to applicable plans previously approved which provided for the payment of cash bonuses based on the level of earnings before interest and taxes achieved and organizational goals met, the Compensation Committee confirmed the payments of cash bonuses for 2004 to James D. Beam, President of Silgan Containers Corporation, or Containers, a wholly owned subsidiary of the Company, and to Russell F. Gervais, President of Silgan Plastics Corporation, or Plastics, a wholly owned subsidiary of the Company. Mr. Beam was awarded $251,449 based on the level of earnings before interest and taxes of Containers achieved for 2004 and organizational goals of Containers met in 2004, and Mr. Gervais was awarded $46,400 based on the level of earnings before interest and taxes of Plastics achieved for 2004 and organizational goals of Plastics met in 2004.

Finally, the Compensation Committee set the Performance Goal for 2005 for Messrs. Silver and Horrigan under the Plan of the Company's EBITDA and the amount of the Performance Goal Target for 2005 of the Company's EBITDA from the prior year. The Compensation Committee also determined that the maximum amount that could be awarded to each of Messrs. Silver and Horrigan under the Plan for 2005 would be $1,669,692. Accordingly, Messrs. Silver and Horrigan are eligible for cash awards for 2005 of up to such maximum amount, with the amount being determined pursuant to a formula based on the Company's EBITDA for 2005 as compared to the Company's EBITDA for 2004. As a result, the Compensation Committee confirmed that, as required pursuant to his employment agreement, Mr. Allott would be eligible for an annual cash bonus for 2005 of up to 30% of his annual salary calculated on the same basis that bonuses are payable to Messrs. Silver and Horrigan for 2005 under the Plan.



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



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SILGAN HOLDINGS INC.


                                  By:   /s/ Frank W. Hogan, III
                                        --------------------------------------
                                        Frank W. Hogan, III
                                        Senior Vice President, General Counsel
                                          and Secretary

Date: March 1, 2005




















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